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                               ESCROW AGREEMENT

     This Escrow Agreement is executed as of the 21st day of July, 1998 by and between Crawford Equipment & Engineering Co., a Florida corporation (the "Company") and SunTrust Bank, Central Florida, National Association (the "Depository"). The parties hereto hereby agree as follows:

     1. Upon receipt of funds representing the purchase price for the Company's Shares of Common Stock (the Unit's) sold by the Company or its NASD member Placement Agent(s) pursuant to the offering made by the Company's Initial Public Offering Prospectus dated _______ (the "Offering"), the Company or its agents, as aforesaid, shall promptly deliver such funds to the Depository together with the following information for each purchaser: (i) the purchaser's name, address and phone number and (ii) the purchaser's federal tax identification number.

     2. The Depository shall hold such proceeds in a special escrow account (the "Escrow Account") designated SunTrust Bank, Central Florida, National Association as Depository for Subscribers for Units of Crawford Equipment & Engineering Co. Such funds shall be held in escrow until the Depository has received on or before 8-15-98 (which date may be extended by the Company in writing to a date not later than 11-14-98) (the "Expiration Date") funds totaling $2,537,500.00, representing the minimum subscription of the offering. Upon receipt of the foregoing (the "Minimum Subscription"), and at the written direction of the Company, the Depository shall disburse the collected funds in the Escrow Account to the Company or its designee(s), and thereupon this Agreement and the duties of the Depository hereunder shall terminate.

     3. In the event the Minimum Subscription is not reached by the close of business on the Expiration Date or if the Depository is notified in writing that the Offering has been terminated for any reason prior to reaching the Minimum Subscription, the Depository shall return all funds theretofore received in payment for Units and held in the Escrow Account to the subscribers therefor, without interest.

     4. Collected funds on deposit in the Escrow Account shall be invested in an interest bearing account. All interest accrues to the benefit of the Depository.

     5. In connection with the performance of its obligations hereunder, the Depository shall not be liable to the Company or its agents except for its breach of this Agreement or its gross negligence or willful misconduct. The Company will indemnify and hold harmless the Depository against and from any and all loss, cost, damage or expense suffered or incurred by the Depository arising out of this Escrow Agreement or the performance of its obligations hereunder except only such as results from the Depository's breach of this Agreement or its gross negligence or willful misconduct.

     6. If any parties to this Agreement shall be in disagreement about the interpretations of this Escrow Agreement, or about the rights and obligations, or the property of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to,
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file an action of interpleader in the Circuit of Orange County, Florida (the
"Court") and deposit all funds then held in Escrow Account in the registry of the Court. The Escrow Agent shall be indemnified by the Company for all costs, including reasonable attorney's fees, incurred by it in connection with the aforesaid interpleader action, and the Escrow Agent shall be fully protected in suspending all or part of its activities under this Agreement until a final judgement or other appropriate order in the interpleader action is received.
The exclusive venue for all actions under this Agreement shall be Orange County, Florida.

     7. The Escrow Agent may resign and be discharged from its duties or obligations hereunder, and under the Agreement, by giving written notice to the Company of such resignation specifying a date when such resignation shall take effect, provided the effective date of such resignation shall not be earlier than thirty (30) days after the date of such notice. In the event that the Escrow Agent fails to receive written instructions as to the disposition of the funds from the Company prior to the effective date of Escrow Agent's resignation (as to a successor escrow agent or otherwise), the Escrow Agent shall be relieved of its duties and liabilities hereunder, upon delivery of all items held by it pursuant to the Agreement, and hereto, to the Clerk of the Circuit Court of Orange County, Florida accompanied by a bill of interpleader.

    8. The Escrow Agent shall be entitled to compensation from the Company for its services hereunder in an amount not less than $1,000.00. In the event Escrow Agent must return the escrow funds to a Subscriber, the Company agrees to compensate Escrow Agent by paying said Agent an additional $10.00 per Subscriber. Interest earnings from the subscription funds will be utilized as an offset to the Escrow Agent's fees.

    9. This Escrow Agreement is being entered into in Florida and shall be construed and enforced in accordance with the laws of that State. Any dispute between the parties and any action seeking to enforce the terms of this Escrow Agreement shall be brought in trial courts located in Orange County, Florida, and any objection as to the jurisdiction of or venue in such courts that any party hereto would otherwise have is hereby waived.


    EXECUTED at Orlando, Florida as of the date first written above.


                                           "Company"
                                           Crawford Equipment & Engineering Co.


                                           By: /s/ Steven L. Atkinson
                                               --------------------------------
                                                   Steven L. Atkinson
                                           As its: President/Director


                                           "Depository"
                                           SunTrust Bank, Central Florida,
                                           National Association

                                           By: /s/ M. Bruce Daiger
                                               --------------------------------
                                                   M. Bruce Daiger
                                           As its: Vice President